SPOTLIGHT INNOVATION

SOLUTIONS FOR HIGH IMPACT HEALTHCARE

CORPORATE PRESENTATION

JULY 2014

SPOTLIGHT INNOVATION

Spotlight Innovation, Inc.

2006
Founded

2013
Merger Completed

2014
Trading as STLT

TODAY
Value Creation Engine

Healthcare Technology

- Healthcare track record/expertise
- Evergreen funding model
- Institutional commitment

OTCQB:STLT

Goals

- Expansion of University partner base
- Develop value drivers
- Identify potential IP technology and company acquisitions
- Develop Intellectual Property


DEVELOP IP
BUILD VALUE
REALIZE VALUE

Overview

INDUSTRY

HEALTHCARE

- Pharmaceuticals
- Drug Manufacturing
- Biotechnology

DEVELOPMENT PHASE

- Pre-Revenue Development
- Initial Revenue
- Expansion

SUBSIDIARY

- Celtic Biotech Iowa, Inc.

CELTIC BIOTECH

CELTIC BIOTECH

SPOTLIGHT INNOVATION

- Anti-cancer therapy (CB24)
  - Non-toxic, non-side effect inducing monotherapy
  - Broad activity against a variety of tumor cell types
  - Relatively simple to produce and is stable
  - Studies indicate significant analgesic effects
- Phase 1 human safety studies complete
- Maximum Tolerated Dose (MTD) studies complete
- Final Phase 1b clinical trials underway in Paris, France
- Media buzz including an article in *The Economist,* January 5, 2013, and an appearance by Dr. Paul Reid on *CBS This Morning* in May of 2013

SPOTLIGHT INNOVATION

Milestones Achieved

- **DEC 2013**: AEXP/Spotlight Innovation merger completed
- **MARCH 2014**: Celtic Biotech Iowa, Inc., becomes wholly-owned subsidiary of Spotlight Innovation, Inc.
- **APRIL 2014**: Spotlight Innovation received $752,325 Line of Credit from Denver Savings Bank, secured by Jared DeVries
- **JUNE 2014**: Share exchange agreement finalized between Celtic Biotech Iowa and Celtic Biotech LTD, completing Celtic Biotech LTD acquisition
- **JUNE 2014**: Spotlight Innovation closes equity placement of more than $41M
  - Released to Company under certain specified conditions
- **JUNE 2014**: Spotlight Innovation Hired Dr. Hostelley as CFO

Why Spotlight Innovation?



MN
WI
SD
NE
IA
IL
IN
OH
KS
MO

- Limited Regional Competition
- Proven team
- Readily available University-developed healthcare intellectual property
- Letter of Credit completed: $750K (April 2014)
- Additional Letter of Credit: $250K (July 29, 2014)
- Completed equity placement of more than $41M with nine accredited investors, through equity advisor Catwalk Capital, LLC.
  - Released to Company according to business, market development and valuation criteria

Thank You

SPOTLIGHT INNOVATION

Connect with Us

Cristopher Grunewald

President and CEO

Cell: 515-669-1215

Address: 6750 Westown Pkwy
Suite 200-226
West Des Moines
IA 50266

Phone: 515-274-9087

Email: Cristopher.Grunewald@SpotlightInnovation.com



www.linkedin.com/company/spotlight-innovation

.youtube.com/user/spotlightinnovation

www.facebook.com/SpotlightInnovation

www.twitter.com/SpotlightInno

Forward Looking Statements

Certain statements in this presentation may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this presentation, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this presentation.